UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 17, 2004


                      OLYMPIC CASCADE FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its chapter)



            DELAWARE                001-12629               36-4128138
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 (State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)

            875 NORTH MICHIGAN AVENUE, SUITE 1560, CHICAGO, IL 60611 (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (312) 751-8833



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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 17, 2004, National Securities Corporation ("National"), a wholly owned subsidiary of Olympic Cascade Financial Corporation, entered into an agreement with the NASD relating to an industry-wide investigation of mutual fund trading activities. National was one of the numerous broker-dealers that were contacted by the NASD with respect to its investigation. The NASD identified certain customer mutual fund transactions ordered through National during the time period from October 2000 to February 2003 that it believed may have constituted mutual fund timing and/or excessive trading activity. National has determined to resolve these matters through the settlement whereby National, without admitting or denying any violations, has agreed to restitution and pay a fine to the NASD, in the aggregate of approximately $600,000. In addition, and among other elements of its agreement with the NASD, National has agreed to suspend opening new mutual fund accounts for new customers for a 30-day period, that is expected to commence in late September 2004. The settlement does not impact mutual fund accounts for existing customers of National.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Olympic Cascade Financial Corporation


August 20, 2004                 By: /s/ Mark Goldwasser
                                    ------------------------------------
                                    Mark Goldwasser
                                    President and Chief Executive Officer